                                                                   EXHIBIT 10.12

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* Terms denoted with an asterisk have been omitted and filed separately with the
Securities and Exchange Commission pursuant to a request for confidential treatment.
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                                                CONFIDENTIAL TREATMENT REQUESTED

                      RESEARCH AND DEVELOPMENT AGREEMENT

     This Agreement is entered into on 27-Feb-89 by and between LANTRONIX ("Client"), having its office at 26072 Merit Circle, Suite 113, Laguna Hills, California 92653 and Gordian, a California Corporation ("Contractor"), having its office at 3187 Redhill, Suite 150, Costa Mesa, California 92626.

                                   RECITALS

     The time period covered by this agreement is divided and defined in the following manner:

     1.  Product Development:  Commences from the beginning of development of
         -------------------
the product and ends with sale of the first unit.

     2.  Support and Consultation:  Commences from sale of the first unit of the
         ------------------------
product being developed and ends with sale of the last piece (also called "sales life of the product or product life").

     3.  Warranty:  Commences from the delivery to the Client of the first unit
         --------
of the product being developed and which is described in this agreement, and ends ninety (90) days from that date.

     4.  Royalty:  Commences from receipt of payment from sale of the first unit
         -------
of the product being developed and ends with sale of the last piece (also called "sales life of the product or product life").

                                   AGREEMENT

     In consideration of the mutual promises given, the parties agree as follows:

Term of the Agreement

     This agreement shall be in effect from 27-Feb-89, which is the beginning date of product development, and will terminate at the end of the sales life of the product as defined in the recitals unless terminated sooner as specified below.

Work and Services by Contractor

     Contractor will assist Client by providing work and services in developing the product as set forth in Exhibit "A."

Responsibility of Client

     Client agrees to be responsible for providing the following elements as set forth in Exhibit "B."
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                                                CONFIDENTIAL TREATMENT REQUESTED
Compensation

     As full compensation for the work and services provided by Contractor as indicated on Exhibit "A," Client agrees to pay to Contractor as follows:

     Time and Materials. Client agrees to pay for the time required on a "Man day" basis at the billing rates on the schedule attached as Exhibit "C." Client also agrees to pay for costs of materials, parts, and outside expenses to produce the product which may include prototype units. Contractor will submit an accounting on a monthly basis and Client agrees to pay the amount due to Contractor for those services on or before the tenth (10th) day of the following month. These compensation terms apply to the product and development and support and consultation periods as defined in the recitals.

                                                CONFIDENTIAL TREATMENT REQUESTED

Royalty Payments

     Royalty shall be paid as follows:

     * percent (*%) of net invoice price of each unit sold during the royalty period or sales life of the product as defined in the recitals.

     Client agrees to make royalty payments on the first of each month until the term of the royalty period ends as defined in the recitals.

Market Area Exclusivity and Retained Ownership

     In return for the royalty payments set forth above, Contractor agrees to provide Client with ("Market Area Exclusive Use") whereby Contractor will not develop a product for another party which will directly compete with a product Contractor has developed for the Client unless Client gives written authorization to Contractor to do so. However, Contractor makes the distinction between the product and the technology involved in the creation of the product, and it is agreed between Client and Contractor that Contractor will retain ownership of the technology involved.

Consulting Services

     Contractor will supply support and consultation services during the support and consultation period as defined in the recitals at Contractor's normal billing rate from schedules provided to Client.

Limited Warranty

     Contractor warrants that the product unit delivered to Client under this agreement shall be free from defects in design, workmanship and materials under normal use for a period of ninety (90) days after delivery of the product unit to Client. No other express warranty is given.

Warranty Disclaimer

     THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY.

Termination of the Agreement

     1. This agreement shall terminate at the end of the Royalty period or sales life of the product as defined in the recitals, unless otherwise specified in this agreement.

     2. This agreement may be terminated with thirty (30) days prior written notice of termination by either Party with or without cause. However, if the agreement is terminated by Client

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                                                CONFIDENTIAL TREATMENT REQUESTED


after the sale of the first unit by the Client, then the royalty payment agreement will not be terminated. In the event that Client sells no units after terminating this contract with timely written notice, then the royalty payment agreement is terminated.

     3.  This agreement shall terminate upon default or breach of the contract.

     4. This agreement shall terminate in the event of failure to pay on due date if the failure to pay is not remedied within thirty (30) days.

Restrictions on Use of Trade Secrets and Records

     During the term of this agreement, Client and Contractor may have access to and become acquainted with various trade secrets, consisting of formulas, patterns, devices, secret inventions,

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                                                CONFIDENTIAL TREATMENT REQUESTED

     processing, and compilations of information, records, and specifications owned by either Contractor or Client and regularly used in the operation of each party's business.

     Contractor and Client agree that neither party shall misuse, misappropriate, or disclose any of the trade secrets described in the above paragraph, directly or indirectly, or use them in any way, either during the term of this agreement or at any time thereafter, except as required in the course of the agreement.

Entire Agreement, Modification, and Partial Invalidity

     This represents the entire agreement between the parties and any modification shall be in writing and signed by both parties. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, that part may be omitted but the rest of the contract shall be given full force and effect.

Attorneys' Fees and Costs and Arbitration

     In the event of litigation over the agreement, the prevailing party will be reimbursed its attorneys' fees and costs.

     Any controversy between the parties involving the construction or application of any of the terms, covenants, or conditions of this agreement, will by written request of one party served upon the other party be submitted to arbitration utilizing the rules of the American Arbitration Association or the services of an arbitrator mutually chosen by the parties.

Governing Law

     This agreement is to be governed by and interpreted in accordance with the laws of California.

Assignments

     Neither this Agreement nor any duties or obligations under this agreement may be assigned by either party without the prior written consent of the other party.

LANTRONIX

By: /s/ Brad Freeburg               Dated:  August 13, 1989
    -----------------------                 -----------------------
    President


Gordian

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                                                CONFIDENTIAL TREATMENT REQUESTED

By: /s/  Gregg Bone                 Dated:  13-Aug-89
    -----------------------                 -----------------------
    President

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "A"

                        Work and Services by Contractor
                        -------------------------------

Design 8 channel RS-423 to IEEE 802.3/Ethernet terminal server for use in the DEC LAT and Unix Telnet markets.

Produce schematics, assembly drawings, fab drawings, PCB artwork, film, drilling information, and specifications.

Build 10 prototypes.

Manage Case design and tooling.

Write manuals for unpacking, installation, uses, and troubleshooting. Deliverable in source form (MacIntosh files) and as camera ready art.

Choose and interface to assembly house. Technology transfer. Manage first production run.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "B"

                           Responsibility of Client
                           ------------------------

Translate manuals into other languages.

Set up distribution and inventory.  Place orders with assembler.

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                                                CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "C"

                            Gordian Rates Schedule
                            ----------------------
                                 May 20, 1988

                        PROJECTS WITH ROYALTY CONTRACTS
Contract:  One Year or Longer...................   $* per person, per day.
Contract:  Six Months to One Year...............   $* per person, per day.
Purchase Order:  Short Term.....................   $* per person, per day.
                       (fewer than six months' duration)

                      PROJECTS WITHOUT ROYALTY CONTRACTS
Regardless of Duration..........................   $* per person, per day.

                        Rates Effective June 1st, 1988
                       Subject to change without notice.